As filed with the Securities and Exchange Commission on March 26, 2004

                                                      Registration No. 333-31336

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              KESTREL ENERGY, INC.
             (Exact name of registrant as specified in its charter)

               Colorado                                 84-0772451
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)

                         1726 Cole Boulevard, Suite 210
                            Lakewood, Colorado 80401
                                 (303) 295-0344
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              --------------------
                                                      With copies to:
           BARRY D. LASKER                       S. LEE TERRY, JR., ESQ.
              President                         Davis Graham & Stubbs LLP
         Kestrel Energy, Inc.                  1550 17th Street, Suite 500
    1726 Cole Boulevard, Suite 210               Denver, Colorado 80202
       Lakewood, Colorado 80401                      (303) 892-9400
            (303) 295-0344                         (303) 893-1379 Fax
          (303) 295-1961 Fax
         (Names, addresses, including zip codes, and telephone numbers, including area codes, of agent for service)

                       DEREGISTRATION OF UNSOLD SECURITIES

      This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-31336) (the "Registration Statement") of Kestrel Energy, Inc. (the "Company") pertaining to 715,050 shares of the Company's common stock, no par value ("Common Stock") and 715,050 warrants to purchase shares of Common Stock ("Warrants"), which was filed with the Securities and Exchange Commission and became effective on March 10, 2000. The Registration Statement registered 2,768,271 shares of Common Stock and 728,250 Warrants. The shares offered in the prospectus included 728,250 shares of Common Stock for exercise of the Warrants. The Warrants expired on March 10, 2003. Prior to that date 13,200 Warrants were exercised to purchase 13,200 shares of Common Stock.

      As a result of the expiration of the Warrants, the offering pursuant to the Registration Statement for 715,050 shares of Common Stock and 715,050 Warrants has been terminated. In accordance with the undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the Warrant offering, the Company hereby removes from registration 715,050 shares of Common Stock and 715,050 Warrants of the Company registered but unsold under the Registration Statement. The remaining 2,040,021 shares of Common Stock will remain registered under the Registration Statement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Lakewood, State of Colorado, on March 26, 2004.

                                          KESTREL ENERGY, INC.


                                          By:/s/Barry D. Lasker
                                             ----------------------------------
                                             Barry D. Lasker, President and
                                             Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following person on the dates and in the capacities indicated:

        Signatures                    Title                      Date
        ----------                    -----                      ----

/s/Barry D. Lasker                 President, Chief            March 26, 2004
---------------------------       Executive Officer,
Barry D. Lasker                  Principal Executive
                                  Officer, Principal
                               Financial and Accounting
                                 Officer and Director

/s/Timothy L. Hoops                    Director                March 26, 2004
---------------------------
Timothy L. Hoops

                                Chairman of the Board        ____________, 2004
---------------------------
Robert J. Pett

/s/John T. Kopcheff                    Director                March 26, 2004
---------------------------
John T. Kopcheff

/s/Kenneth W. Nickerson                Director                March 26, 2004
---------------------------
Kenneth W. Nickerson

                                       Director              ____________, 2004
---------------------------
Mark A.E. Syropoulo

                                       Director              ____________, 2004
---------------------------
Neil T. MacLachlan